Exhibit 99.1 Tier Technologies, Inc. 10780 Parkridge Blvd., Suite 400 Reston, VA 20191 CONTACT: Ronald W. Johnston, Chief Financial Officer rjohnston@tier.com (571) 382-1000

Tier Reports Fiscal 2009 Second Quarter Results

RESTON, VA, May 11, 2009 – Tier Technologies, Inc. (Nasdaq: TIER) today announced results for the quarter ended March 31, 2009 and provided updates on continuing strategic growth initiatives.

“I am pleased that we have completed the restructuring of the company and are now able to focus all of our attention and resources on advancing our electronic payments solutions in the biller direct market,” said Ronald L. Rossetti, Chairman and Chief Executive Officer of Tier Technologies.

Nina K. Vellayan, Chief Operating Officer said, “With the acquisition of  ChoicePay in late January, we have accelerated our work on our new platform that will provide a more robust set of products and payment solutions for our customers .  We now have a strong and growing Utilities vertical to add to our Government and Higher Education verticals.”

Mr. Rossetti added, “These are extraordinary financial times and we have taken a number of management actions to reduce our cost structure while preserving our ability to grow the company. Fortunately, we experienced performance in our Property Tax market that was consistent with forecast, and our Utilities and Higher Education verticals are producing strong growth.”

Conference Call

Tier will host a conference call Tuesday, May 12, 2009 at 5:00 p.m. Eastern Time to discuss these results.  To access the conference call, please dial 888-335-3240 and provide conference ID # 97948995.  The conference call will also be broadcast live via the Internet at www.tier.com.  A replay will be available at Noon on May 13, 2009 at www.tier.com or by calling 800-642-1687 and entering conference ID # 97948995.  The replay will be available until 11:59 p.m. Eastern Time on May 26, 2009.

Second Quarter Fiscal 2009 Results

For the quarter ended March 31, 2009, Tier reported revenues from Continuing Operations of $28.6 million, a 10.2% increase over the same quarter last year.  Net loss from Continuing Operations was $3.0 million, or $0.15 per fully-diluted share.

Continuing Operations include Electronic Payment Solutions, or EPS, and certain wind-down businesses.  On a standalone basis, our core EPS business reported quarterly revenues of $27.3 million, or an 11.6% increase over the same quarter last year.  Our general, administrative, selling and marketing expenses, which support our Continuing Operations, were $7.5 million, down $0.6 million over the same period last year.  We expect to see a continued decrease in these types of expenses as we streamline our operations.

We completed the sale of our remaining held-for-sale business unit in February, 2009.  Tier’s Discontinued Operations reported revenues of $0.3 million for the quarter, compared to $14.1 million last year.  Net loss from Discontinued Operations was $2.4 million for the quarter.

Liquidity

As of March 31, 2009, Tier had $71.1 million in cash and marketable securities, and $7.4 million in restricted investments.  Tier currently holds $31.2 million in auction rate securities as long-term investments.  These investments are revenue bonds and asset-backed notes issued by state agencies.  The investments are AAA-rated and collateralized with student loans and guaranteed under the Federal Family Education Loan Program.  Tier has no short-term or long-term debt.

About Tier Technologies, Inc.

Tier Technologies, Inc. provides federal, state and local government and other public sector clients with electronic payments solutions and other transaction processing services.  Headquartered in Reston, Virginia, Tier Technologies serves over 3,300 electronic payments clients throughout the United States, including federal, state, and local governments, educational institutions, utilities and commercial clients.  Through its subsidiary, Official Payments Corp., Tier delivers payments solutions for a wide range of markets.  For more information, see www.tier.com and www.officialpayments.com.

Statements made in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Tier undertakes no obligation to update any such forward-looking statements.  Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties.  Actual events or results may differ materially from those projected in any of such statements due to various factors, including, but not limited to:  the impact of governmental investigations; the potential loss of funding by clients, including due to government budget shortfalls or revisions to mandated statutes; the timing, initiation, completion, renewal, extension or early termination of client projects; the Company’s ability to realize revenues from its business development opportunities; the timing and completion of the divestment of the Company’s non-core assets; and

unanticipated claims as a result of project performance, including due to the failure of software providers or subcontractors to satisfactorily complete engagements.  For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the Company's quarterly report on Form 10-Q for the quarter ended December 31, 2008 filed with the SEC.

TIER TECHNOLOGIES, INC.
Consolidated Balance Sheets

(in thousands)	March 31, 2009	September 30, 2008
	(unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$29,845	$47,735
Investments in marketable securities	9,995	2,415
Accounts receivable, net	9,301	4,209
Prepaid expenses and other current assets	2,782	1,863
Current assets—held-for-sale	—	11,704
Total current assets	51,923	67,926

Property, equipment and software, net	6,289	4,479
Goodwill	17,298	14,526
Other intangible assets, net	14,554	13,455
Investments in marketable securities	31,226	28,821
Restricted investments	7,361	7,861
Other assets	776	283
Total assets	$129,427	$137,351

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$1,618	$918
Accounts payable escrow	8,399	—
Accrued compensation liabilities	2,821	4,289
Accrued discount fees	4,978	5,243
Other accrued liabilities	6,924	4,667
Deferred income	1,181	1,790
Current liabilities—held-for-sale	—	9,061
Total current liabilities	25,921	25,968
Other liabilities	133	136
Total liabilities	26,054	26,104

Commitments and contingencies

Shareholders’ equity:
Preferred stock, no par value; authorized shares: 4,579; no shares issued and outstanding	—	—
Common stock and paid-in capital; shares authorized: 44,260; shares issued: 20,619 and 20,619; shares outstanding: 19,622 and 19,735	190,877	190,099
Treasury stock—at cost, 997 and 884 shares	(9,323)	(8,684)
Accumulated other comprehensive loss	(2)	(2,504)
Accumulated deficit	(78,179)	(67,664)
Total shareholders’ equity	103,373	111,247
Total liabilities and shareholders’ equity	$129,427	$137,351

 TIER TECHNOLOGIES, INC.
Consolidated Statements of Operations
(unaudited)

	Three months ended March 31,		Six months ended March 31,
(in thousands, except per share data)	2009	2008	2009	2008
Revenues	$28,608	$25,961	$58,348	$54,916

Costs and expenses:
Direct costs	20,771	19,518	43,189	41,752
General and administrative	7,512	6,873	14,142	13,982
Selling and marketing	1,912	2,005	3,228	4,119
Depreciation and amortization	1,624	1,330	3,084	2,625
Total costs and expenses	31,819	29,726	63,643	62,478
Loss from continuing operations before other income/(loss) and income taxes	(3,211)	(3,765)	(5,295)	(7,562)

Other income/(loss):
Gain/(loss) on investment	13	—	(99)	—
Interest income, net	240	824	544	1,790
Total other income	253	824	445	1,790

Loss from continuing operations before income taxes	(2,958)	(2,941)	(4,850)	(5,772)
Income tax provision	1	12	1	28

Loss from continuing operations	(2,959)	(2,953)	(4,851)	(5,800)
(Loss)/income from discontinued operations, net	(2,402)	(584)	(5,664)	832

Net loss	$(5,361)	$(3,537)	$(10,515)	$(4,968)

(Loss)/earnings per share—Basic and diluted:
From continuing operations	$(0.15)	$(0.15)	$(0.24)	$(0.29)
From discontinued operations	$(0.12)	$(0.03)	$(0.29)	$0.04
Loss per share—Basic and diluted	$(0.27)	$(0.18)	$(0.53)	$(0.25)

Weighted average common shares used in computing:
Basic and diluted (loss)/earnings per share	19,711	19,551	19,723	19,547

TIER TECHNOLOGIES, INC.
Consolidated Statements of Cash Flows
(unaudited)

	Six months ended March 31,
(in thousands)	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,515)	$(4,968)
Less: (Loss)/income from discontinued operations, net	(5,664)	832
Loss from continuing operations, net	(4,851)	(5,800)
Non-cash items included in net loss:
Depreciation and amortization	3,131	2,697
Provision for doubtful accounts	116	31
Accrued forward loss on contract	14	107
Share-based compensation	838	1,415
Loss on trading investments	99	—
Other	(7)	48
Net effect of changes in assets and liabilities:
Accounts receivable, net	(5,078)	1,098
Prepaid expenses and other assets	(85)	125
Accounts payable and accrued liabilities	8,516	(1,434)
Income taxes receivable	(61)	28
Deferred income	(609)	(544)
Cash provided by (used in) operating activities from continuing operations	2,023	(2,229)
Cash (used in) provided by operating activities from discontinued operations	(4,822)	4,628
Cash (used in) provided by operating activities	(2,799)	2,399
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(21,460)	(7,325)
Maturities of available-for-sale securities	13,878	32,615
Maturities of restricted investments	500	—
Purchase of equipment and software	(1,283)	(921)
ChoicePay, Inc. asset purchase, net of cash acquired	(6,896)	—
Proceeds from sale of discontinued operations	1,255	—
Cash (used in) provided by investing activities from continuing operations	(14,006)	24,369
Cash used in investing activities from discontinued operations	(437)	(2,716)
Cash (used in) provided by investing activities	(14,443)	21,653
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	—	96
Purchase of company stock	(639)	—
Capital lease obligations and other financing arrangements	(9)	(26)
Cash (used in) provided by financing activities from continuing operations	(648)	70
Cash used in financing activities from discontinued operations	—	(3)
Cash (used in) provided by financing activities	(648)	67
Net (decrease)/increase in cash and cash equivalents	(17,890)	24,119
Cash and cash equivalents at beginning of period	47,735	16,516
Cash and cash equivalents at end of period	$29,845	$40,635

TIER TECHNOLOGIES, INC.
Consolidated Statements of Operations—Continuing Operations

(in thousands)	EPS	Wind- down	Total
Three months ended March 31, 2009:
Revenues	$27,268	$1,340	$28,608
Costs and expenses:
Direct costs	20,149	622	20,771
General and administrative	7,092	420	7,512
Selling and marketing	1,909	3	1,912
Depreciation and amortization	1,147	477	1,624
Total costs and expenses	30,297	1,522	31,819
Loss from continuing operations before other income and income taxes	(3,029)	(182)	(3,211)
Other income:
Gain on investment	13	—	13
Interest income, net	240	—	240
Total other income	253	—	253
Loss from continuing operations before taxes	(2,776)	(182)	(2,958)
Income tax provision	1	—	1
Loss from continuing operations	$(2,777)	$(182)	$(2,959)

Three months ended March 31, 2008:
Revenues	$24,432	$1,529	$25,961
Costs and expenses:
Direct costs	18,736	782	19,518
General and administrative	6,480	393	6,873
Selling and marketing	1,942	63	2,005
Depreciation and amortization	975	355	1,330
Total costs and expenses	28,133	1,593	29,726
Loss from continuing operations before other income and income taxes	(3,701)	(64)	(3,765)
Other income:
Interest income, net	824	—	824
Total other income	824	—	824
Loss from continuing operations before taxes	(2,877)	(64)	(2,941)
Income tax provision	12	—	12
Loss from continuing operations	$(2,889)	$(64)	$(2,953)

TIER TECHNOLOGIES, INC.
Consolidated Statements of Operations—Continuing Operations

(in thousands)	EPS	Wind- down	Total
Six months ended March 31, 2009:
Revenues	$55,509	$2,839	$58,348
Costs and expenses:
Direct costs	41,987	1,202	43,189
General and administrative	13,382	760	14,142
Selling and marketing	3,223	5	3,228
Depreciation and amortization	2,126	958	3,084
Total costs and expenses	60,718	2,925	63,643
Loss from continuing operations before other income/(loss) and income taxes	(5,209)	(86)	(5,295)
Other income/(loss):
Loss on investment	(99)	—	(99)
Interest income, net	544	—	544
Total other income	445	—	445
Loss from continuing operations before taxes	(4,764)	(86)	(4,850)
Income tax provision	1	—	1
Loss from continuing operations	$(4,765)	$(86)	$(4,851)

Six months ended March 31, 2008:
Revenues	$52,241	$2,675	$54,916
Costs and expenses:
Direct costs	39,854	1,898	41,752
General and administrative	13,136	846	13,982
Selling and marketing	3,937	182	4,119
Depreciation and amortization	1,899	726	2,625
Total costs and expenses	58,826	3,652	62,478
Loss from continuing operations before other income and income taxes	(6,585)	(977)	(7,562)
Other income:
Interest income, net	1,790	—	1,790
Total other income	1,790	—	1,790
Loss from continuing operations before taxes	(4,795)	(977)	(5,772)
Income tax provision	28	—	28
Loss from continuing operations	$(4,823)	$(977)	$(5,800)